Exhibit 99.1

Leslie’s, Inc. Announces Third Quarter Fiscal 2023 Financial Results

•
Sales of $610.9 million
•
Net income of $72.5 million
•
Adjusted EBITDA of $129.0 million
•
Diluted earnings per share of $0.39; Adjusted diluted earnings per share of $0.41

PHOENIX, August 2, 2023 – Leslie’s, Inc. (“Leslie’s”, “we”, “our” or “its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the third quarter of Fiscal 2023.

Mike Egeck, Chief Executive Officer, commented, “Our third quarter results fell below our expectations as a result of a highly unusual pool season for Leslie’s and the industry. Unfavorable weather, increased consumer price sensitivity and pool owners with an elevated level of chemicals left over from last year contributed to double-digit traffic declines and a 9% sales decline in the quarter. In addition, we absorbed elevated distribution costs and increased product costs which impacted our margins for the quarter.”

Mr. Egeck continued, “As our team is taking the necessary actions to work our way through these headwinds, we also continue to execute towards the long-term market opportunity. The aftermarket pool and spa care industry has proven over time to be one of the most durable and advantaged consumer products categories, and Leslie’s has a long track record of profitable growth in the industry. We remain focused on the execution of our strategic initiatives to drive long-term market share gains and shareholder returns.”

Three Months Ended July 1, 2023 Highlights

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Sales decreased $62.7 million, or 9.3%, to $610.9 million compared to $673.6 million in the prior year period. Comparable sales decreased 11.8% compared to the prior year period driven by double-digit traffic declines. Non-comparable sales including acquisitions and new stores were $16.1 million in the period.
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Gross profit decreased $52.0 million, or 17.1%, to $251.6 million compared to $303.6 million in the prior year period and gross margin was 41.2% compared to 45.1% in the prior year period. The decrease in gross margin was primarily driven by product margin rate declines associated with increased product costs that could not be passed through to the consumer, elevated distribution expenses and occupancy deleverage.
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Selling, general and administrative expenses (“SG&A”) increased $4.3 million to $135.8 million compared to $131.5 million in the prior year period, driven by non-comparable SG&A related to acquisitions and new stores and investments in our associates, partially offset by expense reduction actions.
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Operating income was $115.8 million compared to $172.1 million in the prior year period.

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Interest expense increased $10.9 million to $17.7 million compared to $6.8 million in the prior year period as a result of higher effective interest rates and increased borrowings on our revolving credit facility.
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Net income was $72.5 million compared to $123.0 million in the prior year period.
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Adjusted net income was $76.4 million compared to $125.7 million in the prior year period.
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Diluted earnings per share was $0.39 compared to $0.67 in the prior year period. Adjusted diluted earnings per share was $0.41 compared to $0.68 in the prior year period.
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Adjusted EBITDA was $129.0 million compared to $182.9 million in the prior year period.

Nine Months Ended July 1, 2023 Highlights

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Sales decreased $67.7 million, or 6.2%, to $1,018.8 million compared to $1,086.5 million in the prior year period. Comparable sales decreased 10.9% compared to the prior year period. Non-comparable sales including acquisitions and new stores were $50.3 million in the period.
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Gross profit decreased $68.5 million, or 15.0%, to $388.1 million compared to $456.6 million in the prior year period and gross margin was 38.1% compared to 42.0% in the prior year period.
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SG&A increased $23.5 million to $324.4 million compared to $300.9 million in the prior year period.
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Operating income was $63.6 million compared to $155.7 million in the prior year period.
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Interest expense increased $27.6 million to $48.3 million compared to $20.7 million in the prior year period.
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Net income was $10.8 million compared to $101.1 million in the prior year period.
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Adjusted net income was $25.4 million compared to $112.0 million in the prior year period.
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Diluted earnings per share was $0.06 compared to $0.54 in the prior year period. Adjusted diluted earnings per share was $0.14 compared to $0.60 in the prior year period.
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Adjusted EBITDA was $108.7 million compared to $192.7 million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $19.4 million as of July 1, 2023 compared to $193.1 million as of July 2, 2022, a decrease of $173.7 million primarily due to investments in inventory and business acquisitions over the last twelve months.
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Inventories totaled $436.6 million as of July 1, 2023 compared to $361.4 million as of July 2, 2022, an increase of $75.2 million primarily related to chemical products.
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Funded debt totaled $822.8 million as of July 1, 2023 compared to $799.9 million as of July 2, 2022. As of July 1, 2023, we had borrowings of $31.0 million and availability of $207.6 million on our revolving credit facility.
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The rate on our term loan during the third quarter of Fiscal 2023 was LIBOR plus the applicable rate, resulting in an effective interest rate of 7.61% compared to an effective interest rate of 3.02% during the third quarter of Fiscal 2022.
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Net cash used in operating activities totaled $74.8 million in the first nine months of Fiscal 2023 compared to net cash provided by operating activities of $72.7 million in the prior year period.
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Capital expenditures totaled $26.7 million in the first nine months of Fiscal 2023 compared to $25.9 million in the prior year period.
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Net cash used for business acquisitions totaled $15.5 million in the first nine months of Fiscal 2023 compared to $40.7 million in the prior year period.
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As of July 1, 2023, approximately $147.7 million remained available for future share repurchases under the Company’s existing share repurchase program.

Fiscal 2023 Outlook

The Company continues to expect the following for the full year of Fiscal 2023 consistent with the Company’s update on July 13, 2023:

Sales	$1,430 to $1,450 million
Gross profit	$549 to $559 million
Net income	$33 to $40 million
Adjusted net income	$52 to $59 million
Adjusted EBITDA	$170 to $180 million
Adjusted diluted earnings per share	$0.28 to $0.32
Diluted weighted average shares outstanding	185 million

Conference Call Details

A conference call to discuss the Company’s financial results for the third quarter of Fiscal 2023 is scheduled for today, Wednesday, August 2, 2023 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, severance, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, severance, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate the material weakness in our internal control over financial reporting or additional material weaknesses or other deficiencies in the future or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above and in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Sales	$610,891	$673,633	$1,018,839	$1,086,529
Cost of merchandise and services sold	359,295	370,026	630,777	629,977
Gross profit	251,596	303,607	388,062	456,552
Selling, general and administrative expenses	135,789	131,469	324,427	300,872
Operating income	115,807	172,138	63,635	155,680
Other expense:
Interest expense	17,675	6,847	48,282	20,659
Other (income) expenses, net	—	(143)	—	407
Total other expense	17,675	6,704	48,282	21,066
Income before taxes	98,132	165,434	15,353	134,614
Income tax expense	25,585	42,448	4,592	33,519
Net income	$72,547	$122,986	$10,761	$101,095
Earnings per share:
Basic	$0.39	$0.67	$0.06	$0.55
Diluted	$0.39	$0.67	$0.06	$0.54
Weighted average shares outstanding:
Basic	183,932	182,937	183,725	184,707
Diluted	184,760	184,721	184,752	186,695

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Adjusted EBITDA	$129,038	$182,942	$108,683	$192,734
Adjusted net income	$76,362	$125,685	$25,370	$112,031
Adjusted diluted earnings per share	$0.41	$0.68	$0.14	$0.60
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	July 1, 2023	October 1, 2022	July 2, 2022
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$19,430	$112,293	$193,130
Accounts and other receivables, net	49,263	45,295	47,266
Inventories	436,557	361,686	361,391
Prepaid expenses and other current assets	31,454	23,104	30,542
Total current assets	536,704	542,378	632,329
Property and equipment, net	85,396	78,087	71,653
Operating lease right-of-use assets	250,378	236,477	221,694
Goodwill and other intangibles, net	219,835	213,701	155,663
Deferred tax assets	194	1,268	1,230
Other assets	44,918	37,720	34,422
Total assets	$1,137,425	$1,109,631	$1,116,991
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$242,510	$266,972	$330,881
Operating lease liabilities	61,342	60,373	63,303
Income taxes payable	3,345	12,511	30,611
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	315,297	347,956	432,895
Operating lease liabilities, noncurrent	193,004	179,835	161,473
Revolving Credit Facility	31,000	—	—
Long-term debt, net	774,884	779,726	781,322
Other long-term liabilities	3,050	65	70
Total liabilities	1,317,235	1,307,582	1,375,760
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 184,004,936, 183,480,545, and 183,027,684 issued and outstanding as of July 1, 2023, October 1, 2022, and July 2, 2022, respectively.	184	183	183
Additional paid in capital	97,313	89,934	87,050
Retained deficit	(277,307)	(288,068)	(346,002)
Total stockholders’ deficit	(179,810)	(197,951)	(258,769)
Total liabilities and stockholders’ deficit	$1,137,425	$1,109,631	$1,116,991

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	July 1, 2023	July 2, 2022
Operating Activities
Net income	$10,761	$101,095
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	25,569	22,880
Equity-based compensation	9,159	8,462
Amortization of deferred financing costs and debt discounts	1,541	1,483
Provision for doubtful accounts	25	723
Deferred income taxes	1,074	2,504
Loss on asset dispositions	103	271
Changes in operating assets and liabilities:
Accounts and other receivables	(3,399)	(9,129)
Inventories	(70,393)	(146,196)
Prepaid expenses and other current assets	(9,614)	(9,075)
Other assets	(8,864)	(9,429)
Accounts payable and accrued expenses	(21,846)	91,145
Income taxes payable	(9,166)	23,666
Operating lease assets and liabilities, net	237	(5,742)
Net cash (used in) provided by operating activities	(74,813)	72,658
Investing Activities
Purchases of property and equipment	(26,733)	(25,927)
Business acquisitions, net of cash acquired	(15,549)	(40,670)
Proceeds from asset dispositions	1,384	414
Net cash used in investing activities	(40,898)	(66,183)
Financing Activities
Borrowings on Revolving Credit Facility	264,000	45,000
Payments on Revolving Credit Facility	(233,000)	(45,000)
Repayment of long-term debt	(6,075)	(6,075)
Payment of deferred financing costs	(297)	—
Proceeds from options exercised	—	1,378
Repurchase and retirement of common stock	—	(152,146)
Payments of employee tax withholdings related to restricted stock vesting	(1,780)	—
Net cash provided by (used in) financing activities	22,848	(156,843)
Net decrease in cash and cash equivalents	(92,863)	(150,368)
Cash and cash equivalents, beginning of period	112,293	343,498
Cash and cash equivalents, end of period	$19,430	$193,130
Supplemental Information:
Interest	$46,413	$19,409
Income taxes, net of refunds received	12,648	7,442

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net income	$72,547	$122,986	$10,761	$101,095
Interest expense	17,675	6,847	48,282	20,659
Income tax expense	25,585	42,448	4,592	33,519
Depreciation and amortization expense(1)	8,144	7,063	25,569	22,880
Equity-based compensation expense(2)	2,754	3,113	9,460	8,825
Costs related to equity offerings(3)	—	—	—	550
Strategic project costs(4)	749	641	2,763	4,428
Executive transition costs and other(5)	1,584	(156)	7,256	778
Adjusted EBITDA	$129,038	$182,942	$108,683	$192,734

	Three Months Ended		Nine Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net income	$72,547	$122,986	$10,761	$101,095
Equity-based compensation expense(2)	2,754	3,113	9,460	8,825
Costs related to equity offerings(3)	—	—	—	550
Strategic project costs(4)	749	641	2,763	4,428
Executive transition costs and other(5)	1,584	(156)	7,256	778
Tax effects of these adjustments(6)	(1,272)	(899)	(4,870)	(3,645)
Adjusted net income	$76,362	$125,685	$25,370	$112,031

Diluted earnings per share	$0.39	$0.67	$0.06	$0.54
Adjusted diluted earnings per share	$0.41	$0.68	$0.14	$0.60
Weighted average shares outstanding
Basic	183,932	182,937	183,725	184,707
Diluted	184,760	184,721	184,752	186,695
(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and the related Company payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Includes costs incurred for follow-on equity offerings, which are reported in other (income) expenses, net in our condensed consolidated statements of operations.
(4)
Represents non-recurring costs, such as third-party consulting costs, which are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our condensed consolidated statements of operations.
(5)
Includes executive transition costs, severance associated with corporate restructuring, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(6)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense in our condensed consolidated statements of operations.